FUND SERVICES AGREEMENT

between

THE SARATOGA ADVANTAGE TRUST

and

INDEX

1. APPOINTMENT AND DELIVERY OF DOCUMENTS 1
2. DUTIES OF GFS 2
3. FEES AND EXPENSES 2
4. STANDARD OF CARE, INDEMNIFICATION AND RELIANCE 3
5. LIMITATION OF LIABILITY TO TRUST PROPERTY 6
6. REPORTS 6
7. TAXES 6
8. REPRESENTATIONS AND WARRANTIES 6
9. CONFIDENTIALITY 8
10. PROPRIETARY INFORMATION 8
11. ADDITIONAL FUNDS AND CLASSES 9
12. ASSIGNMENT AND SUBCONTRACTING 9
13. EFFECTIVENESS, DURATION, AND TERMINATION 9
14. MISCELLANEOUS 10
APPENDIX I
APPENDIX II
APPENDIX III
APPENDIX IV

THE SARATOGA ADVANTAGE TRUST

FUND SERVICES AGREEMENT

THIS FUND SERVICES AGREEMENT (this “Agreement”) effective as of the 1st day of May, 2014, by and between THE SARATOGA ADVANTAGE TRUST, a Delaware statutory trust having its principal office and place of business at 1616 N. Litchfield Road, Suite 165, Goodyear, Arizona  85395 (the “Trust”) and GEMINI FUND SERVICES, LLC, a Nebraska limited liability company having its principal office and place of business at 17605 Wright Street, Omaha, Nebraska  68130 (“GFS”).  This Agreement replaces and supersedes all prior understandings and agreements between the parties hereto for the services described below.

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue shares (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

WHEREAS, the Trust offers shares in the series as set forth on Appendix IV attached hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 10, being herein referred to as a “Fund,” and collectively as the “Funds”); and

WHEREAS, the Trust offers shares of the classes of each Fund as listed in Schedule A hereof (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a “Class,” and collectively as the “Classes”); and

WHEREAS, the Trust desires that GFS perform the services selected on Appendix IV (collectively the “Services”) for each Fund and Class thereof and GFS is willing to provide those services on the terms and conditions set forth in this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and GFS hereby agree as follows:

1.

APPOINTMENT AND DELIVERY OF DOCUMENTS

(a)

The Trust, on behalf of each Fund listed in Appendix IV attached hereto, hereby appoints GFS to provide the Services to the Trust as selected in Appendix IV attached hereto, for the period and on the terms set forth in this Agreement.  GFS accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 3 and Appendix IV of this Agreement.  A description of all the services offered by GFS is set forth on Appendices I - III.

(b)

In connection therewith, upon GFS’s request, the Trust has delivered to GFS copies of:

(i)

the Trust's Declaration of Trust, Trust Instrument and Bylaws (collectively, as amended from time to time, the "Organizational Documents");

(ii)

the Trust's Registration Statement on Form N-1A and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the 1940 Act (the "Registration Statement");

(iii)

the Trust’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Trust's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus");

(v)

each Fund’s current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act (the “Plan”) and each current shareholder service plan or similar document adopted by the Trust (the “Service Plan”);

(vi)

all procedures adopted by the Trust in accordance with Rule 17a-7 with respect to affiliated transactions;

(vii)

the advisory agreement with respect to each of the Funds; and

(viii)

the distribution/underwriting agreement with respect to each Class of Shares of the Funds.

(c)

The Trust shall promptly furnish GFS with all amendments of or supplements to the items listed in Section 1(b) above, and shall deliver to GFS a copy of the resolution of the Board of Directors of the Trust (the "Board") appointing GFS and authorizing the execution and delivery of this Agreement.

2.

DUTIES OF GFS

GFS’s duties with respect to Fund Accounting, Fund Administration and Transfer Agency services are detailed in Appendices I, II and III to this Agreement.

(a)

In order for GFS to perform the Services, the Trust (i) shall cause all service providers to the Funds of the Trust to furnish any and all information to GFS, and assist GFS as may be required and (ii) shall ensure that GFS has access to all records and documents maintained by the Trust or any service provider to the Trust or a Fund of the Trust.

(b)

GFS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

3.

FEES AND EXPENSES

(a)

Fees.  As compensation for the Services provided by GFS to the Trust pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to pay GFS the fees set forth in Appendix IV attached hereto.  Fees will begin to accrue for each Fund on the date GFS begins providing services to a Fund.  For the purpose of determining fees calculated as a function of a Fund’s assets, the value of the Fund’s assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.  GFS will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month.  Services provided for partial months shall be subject to pro ration.

(b)

Expenses.  GFS will bear its own expenses, in connection with the performance of the Services under this Agreement, except as provided herein or as agreed to by the parties.  In addition to the fees paid under Section 3(a), the Trust agrees to reimburse GFS for all reasonable out-of-pocket expenses or advances incurred by GFS to perform the Services or otherwise incurred by GFS at the request or with the consent of the Trust.  For reports, analyses and services requested in writing by the Trust and provided by GFS, not in the ordinary course, GFS shall charge hourly fees specified in Appendix IV attached hereto.

(c)

Fee Changes.  The fees, out-of-pocket expenses and advances identified on Appendix IV attached hereto may be changed from time to time subject to written agreement between the Trust and GFS.

4.

STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

(a)

Standard of Care of GFS.  GFS shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by GFS in writing.  GFS shall exercise reasonable care in rendering the services described in this Agreement.  GFS shall not be liable to the Trust or any of the shareholders for any action or inaction of GFS relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of GFS’s duties or obligations under this Agreement or by reason of GFS’s reckless disregard of its duties and obligations under this Agreement.

(b)

Indemnification of GFS.  GFS shall not be responsible for, and the Trust shall on behalf of each applicable Fund or Class thereof indemnify and hold GFS harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

(i)

all actions of GFS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence, willful misconduct, bad faith, or reckless disregard of GFS’ obligations and duties under this Agreement;

(ii)

the Trust’s lack of good faith or the Trust’s negligence or willful misconduct;

(iii)

the reliance on or use by GFS or its agents or subcontractors of information, records or documents which (A) are received by GFS or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (B) have been prepared or maintained by the Trust or any other person or firm on behalf of the Trust;

(iv)

the reasonable reliance on, or the carrying out by GFS or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the applicable Fund;

(v)

the Trust’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust’s lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder; and

(vi)

the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

The Trust shall not be required to indemnify GFS if, prior to confessing any claim against GFS, GFS does not give the Trust written notice of and reasonable opportunity to defend against the claim in its own name or in the name of GFS.

(c)

Indemnification of the Trust.  GFS shall indemnify and hold the Trust and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by GFS as a result of GFS’s lack of good faith, negligence, willful misconduct, or reckless disregard of its duties and obligations under this Agreement with respect to the services performed under or in connection with this Agreement.  GFS shall not be liable to the Funds for any error of judgment or mistake of law or for any loss arising out of any act or omission by GFS in the performance of its duties hereunder except as hereinafter set forth.  Nothing herein contained shall be construed to protect GFS against any liability to the Funds or their security holders to which GFS shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Funds, or reckless disregard of GFS’s obligations and duties under this Agreement or the willful violation of any applicable law.

(d)

Reliance.  At any time GFS may apply to any officer of the Trust for instructions, and may consult with legal counsel to the Trust with respect to any matter arising in connection with the services to be performed by GFS under this Agreement, and GFS and its agents or subcontractors shall not be liable and shall be indemnified by the Trust on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel.  GFS, its agents and subcontractors shall be protected and indemnified in acting upon:

(i)

any paper or document furnished by or on behalf of the Trust, reasonably believed by GFS to be genuine and to have been signed by the proper person or persons;

(ii)

any instruction, information, data, records or documents provided by GFS or its agents or subcontractors furnished (pursuant to procedures mutually agreed to by GFS and the Trust’s service providers) by machine readable input, data entry, email, facsimile or other similar means authorized by the Trust; and

(iii)

any signature, authorization, approval, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by GFS to be genuine and to have been signed or presented by the Trust.  GFS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.  GFS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Trust.

GFS shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack of authority of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which GFS reasonably believes in good faith to be genuine.

(e)

Reliance on Electronic Instructions.  If the Trust has the ability to originate electronic instructions to GFS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit shareholder information or other information, then in such event GFS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by GFS from time to time.

(f)

Notification of Claims.  In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim.  The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party.  The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

(g)

NAV Errors.  If an error in pricing the NAV is equal to or greater than 1/2 of 1.0% of the NAV and the effect on any shareholder is greater than $25.00, GFS will reprocess the activity for shareholders who are impacted by $25.00 or more and the responsible party will reimburse the Fund for the amount of the net loss and shall reimburse GFS for all reasonable reprocessing costs, provided that GFS is not the responsible party.  If the error in pricing the NAV is less than 1/2 of 1.0% of the NAV and the Fund is in a net loss position because of a pricing error greater than $0.01 per share, the responsible party will reimburse the Fund for the amount of the net loss.

(h)

Definition of “NAV Difference.”  For purposes of this Agreement, (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should be effected (“Recalculated NAV”) and the NAV at which the purchase or redemption is effected, divided by the Recalculated NAV, (ii) NAV Differences and any GFS liability arising there from are to be calculated each time the NAV of a Fund or Class is calculated, (iii) in calculating any NAV Difference for which GFS would otherwise be liable under this Agreement for a particular NAV error, Fund losses and gains shall be netted and (iv) in calculating any NAV Difference for which GFS would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund losses and gains for the period shall be netted.

(i)

Errors of Others ..  GFS shall not be liable for the errors of other service providers to the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by GFS) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information) or custodian to the Trust; except or unless any GFS action or inaction is a direct cause of the error.

(j)

Notwithstanding any other provision of this Agreement, GFS shall not be liable for trading losses, lost revenues, special, incidental, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or GFS was advised of the possibility thereof.  The parties acknowledge that the other parts of this agreement are premised upon the limitation stated in this Section.

5.

LIMITATION OF LIABILITY TO TRUST PROPERTY

The Trustees and officers of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and GFS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund (or Funds) to which GFS’s rights or claims relate in settlement of such rights or claims, and not to the Trustees or officers of the Trust or the shareholders of the Funds.  The term “Saratoga Advantage Trust” means and refers to the Trustees from time to time serving under the Trust’s Declaration of Trust as the same may subsequently thereto have been or subsequently hereto be, amended.  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust.  The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.  A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware.

6.

REPORTS

(a)

The Funds shall provide to GFS on a quarterly basis a report of a duly authorized officer of the Funds representing that to the best of the Funds’ knowledge that all information furnished to GFS during the preceding quarter was true, complete and correct in all material respects.  GFS shall not be responsible for the accuracy of any information furnished to it by the Funds or its authorized agents, and the Funds shall hold GFS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

(b)

Whenever, in the course of performing its duties under this Agreement, GFS determines, on the basis of information supplied to GFS by the Funds or its authorized agents, that violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, GFS shall promptly notify the Funds and their counsel of such violation.

7.

TAXES

Except as otherwise specifically stated in this Agreement, GFS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any shareholder or any purchase of Shares, excluding any taxes, assessments or charges resulting from GFS’s lack of good faith, negligence or willful misconduct and taxes assessed against GFS for compensation received by it under this Agreement.

8.

REPRESENTATIONS AND WARRANTIES

(a)

Representations of GFS.  GFS represents and warrants to the Trust that:

(i)

this Agreement has been duly authorized by GFS and, when executed and delivered by GFS, will constitute a legal, valid and binding obligation of GFS, enforceable against GFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(ii)

it is a limited liability company duly organized and existing and in good standing under the laws of the State of Nebraska;

(iii)

it is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform its duties under this Agreement;

(iv)

it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

(v)

it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b)

Representations of the Trust.  The Trust represents and warrants to GFS that:

(i)

this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(ii)

it is a Trust duly organized and existing and in good standing under the laws of the State of Delaware;

(iii)

it is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

(iv)

all proceedings required by said Organizational Documents have been taken to authorize it to enter into and perform this Agreement;

(v)

it is an open-end management investment company to-be registered under the 1940 Act and will operate in conformance with the 1940 Act and all rules and regulations promulgated thereunder during the term of this Agreement;

(vi)

a registration statement under the Securities Act of 1933 is effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

(vii)

each Fund’s Organizational Documents, Registration Statement and Prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance in all material respects with applicable federal and state securities laws.

9.

CONFIDENTIALITY

GFS and the Trust agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except that GFS may:

(a)

prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)

provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

(c)

release such information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where GFS may be exposed to civil or criminal liability or proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust or Saratoga Capital Management, LLC.

Except as provided above, in accordance with Title 17, Chapter II, part 248 of the Code of Federal Regulations (17 CFR 248.1 – 248.30) (“Reg S-P”), GFS will not directly, or indirectly through an affiliate, disclose any non-public personal information as defined in Reg S-P, received from a Fund to any person that is not affiliated with the Fund or with GFS and provided that any such information disclosed to an affiliate of GFS shall be under the same limitations on non-disclosure.

Both parties agree to communicate sensitive information via secured communication channels (i.e., encrypted format).

10.

PROPRIETARY INFORMATION

(a)

Proprietary Information of GFS.  The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by GFS on databases under the control and ownership of GFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, “GFS Proprietary Information”) of substantial value to GFS or the third party.  The Trust agrees to treat all GFS Proprietary Information as proprietary to GFS and further agrees that it shall not divulge any GFS Proprietary Information to any person or organization except as may be provided under this Agreement or required by law.

(b)

Proprietary Information of the Trust.  GFS acknowledges that the shareholder list and all information related to shareholders furnished to GFS by the Trust or by a shareholder in connection with this Agreement (collectively, “Customer Data”) all information regarding the Trust portfolios, arrangements with brokerage firms, compensation paid to or by the Trust, trading strategies and all such related information (collectively, Trust Proprietary Information”) constitute proprietary information of substantial value to the Trust.  In no event shall GFS Proprietary Information be deemed Trust Proprietary Information or Customer Data.  GFS agrees to treat all Trust Proprietary Information and Customer Data as proprietary to the Trust and further agrees that it shall not divulge any Trust Proprietary Information or Customer Data to any person or organization except as may be provided under this Agreement, as may be directed by the Trust or required by law.

(c)

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 10.  The obligations of this Section 10 shall survive any earlier termination of this Agreement.

11.

ADDITIONAL FUNDS AND CLASSES

In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and classes under this Agreement and subject to the fees set forth in Appendix IV attached hereto.  However, the Trust may elect in writing not to make any such series or classes subject to this Agreement.

12.

ASSIGNMENT AND SUBCONTRACTING

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party to this Agreement without the prior written consent of the other party.  GFS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more companies, trusts, firms, individuals or associations, which may or may not be affiliated persons of GFS and which agree to comply with the terms of this Agreement, only with the consent of the Trust; provided, however, that any such subcontracting shall not relieve GFS of its responsibilities hereunder and GFS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as GFS is for its own acts or omissions.  GFS may pay such persons for their services, but no such payment will increase GFS’s compensation from the Trust.

13.

EFFECTIVENESS, DURATION, AND TERMINATION

(a)

Effective Date.  This Agreement shall become effective on the date first above written and the effective date with respect to each Fund is set forth on the applicable Appendix IV attached hereto.

(b)

Term.  This Agreement shall remain in effect for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the members of the Board of the Trust.

(c)

Termination.  This Agreement can be terminated, without penalty, upon sixty (60) days’ prior written notice by the Trust.  This Agreement can be terminated upon one hundred twenty (120) days’ prior written notice by GFS.  Compensation due GFS and unpaid by the Trust upon such termination shall be immediately due and payable upon, and notwithstanding, such termination.  Notwithstanding the foregoing, either party may terminate this Agreement upon thirty (30) days’ written notice in the event of a breach.  The parties have a right to attempt to cure a breach within the thirty-day notice period.  If the breach is not cured within said period, then the parties hereto will submit to arbitration, in accordance with Section 14(g), below.  In any event, this Agreement can be terminated at any time upon thirty (30) days’ prior written notice if the Board makes a determination to liquidate the Fund.

(d)

Reimbursement of GFS’s Expenses.  Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust, as well as a data de-conversion fee of $1,000.00 per portfolio.  Additionally, GFS reserves the right to charge for any other reasonable expenses associated with such termination.

(e)

Survival of Certain Obligations.  The obligations of Sections 4, 5, 9, 10 and 14(k) shall survive any termination of this Agreement.

14.

MISCELLANEOUS

(a)

Amendments.  No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b)

Governing Law.  The laws of the State of New York shall govern this Agreement without giving effect to principles of conflicts of law.  In addition, New York shall serve as the jurisdiction, venue or situs for any action, dispute, resolution, or proceeding.

(c)

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

Counterparts.  The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

Severability.  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

Force Majeure.  In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other party for any damages resulting from such failure to perform or otherwise from such causes.

(g)

Arbitration. Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer arbitrator(s)) in the City of New York, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(h)

Headings.  Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(i)

Use of Saratoga Advantage Trust Name.  Subject to approval of the content by the Trust, GFS is permitted non-exclusive use of the “Saratoga Advantage Trust” name solely in connection with GFS’s website, trade advertisements, client lists and mutual fund industry conferences and displays.  GFS agrees and acknowledges that the Trust and/or affiliates own all right, title, and interest in the name “Saratoga Advantage Trust” and will only use the “Saratoga Advantage Trust” name as stated herein.

(j)

Services Not Exclusive.  The Trust hereby acknowledges that the services provided hereunder by GFS are not exclusive.  Nothing herein shall be deemed to limit or restrict GFS’s right, or the right of any of GFS’s officers, directors or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, fund, firm, individual or association, as well as provide distribution services to any other mutual fund, including any fund which may directly compete with or be similar to the Trust.

(k)

Return of Records.  The accounts, books, records and other documents (the “Records”) maintained by GFS shall be the property of the Funds, and shall be surrendered to the Funds, at the reasonable expense of the Funds, promptly upon request by the Funds in the form in which such Records have been maintained or preserved, provided that all service fees and expenses charged by GFS in the performance of its duties hereunder have been fully paid to the satisfaction of GFS.  GFS agrees to maintain a back-up set of Records of the Funds (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original Records are stored.  GFS shall assist the Funds’ independent auditors, or, upon approval of the Funds, any regulatory body, in any requested review of the Funds’ Records.  GFS shall preserve the Records, as they are required to be maintained and preserved by Rule 31a-1 under the 1940 Act.

(l)

Notices.  All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:	To GFS:

Bruce E. Ventimiglia

Chairman, President, and Chief Executive Officer

The Saratoga Advantage Trust

1616 N. Litchfield Road, Suite 165

Goodyear, AZ  85395

Telephone:  (800) 807-3863

bventimiglia@saratogacap.com

Kevin Wolf President Gemini Fund Services, LLC 17605 Wright Street, Suite 2 Omaha, NE 68130 Telephone: (402) 895-1600 KevinW@geminifund.com

With a copy to:	With a copy to:

Stuart Strauss, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 stuart.strauss@dechert.com	Brian Nielsen, Esq. Gemini Fund Services, LLC 17605 Wright Street, Suite 2 Omaha, NE 68130 legal@nstar-financial.com

(m)

Safekeeping.  GFS shall establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices.  GFS shall also establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of all records maintained by GFS pursuant to this Agreement.

(n)

Distinction of Funds.  Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(o)

Nonliability of Affiliates.  No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of GFS shall be liable at law or in equity for GFS’s obligations under this Agreement.

(p)

Representation of Signatories.  Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

(q)

None of the Shareholders, Trustees, officers, employees, or agents of the Trust shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Trust and, if the obligation or claim relates to the property held by the Trust for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of the affected Fund.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

THE SARATOGA ADVANTAGE TRUST By: /s/ Bruce E. Ventimiglia Bruce E. Ventimiglia Chairman, President, and Chief Executive Officer	GEMINI FUND SERVICES, LLC By: /s/ Kevin Wolf Kevin Wolf President

APPENDIX I

Fund Accounting Services

With respect to each Fund electing Fund Accounting Services, GFS shall provide the following services subject to, and in compliance with, the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s Agreement and Declaration of Trust, Bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board.

1)

Timely calculate the net asset value per share with the frequency prescribed in each Fund's then-current Prospectus, transmit the Fund's net asset value to NASDAQ, and communicate such net asset value to the Trust and its transfer agent.

2)

Calculate each item of income, expense, deduction, credit, gain and loss, if any, as required by the Trust and in conformance with generally accepted accounting principles ("GAAP"), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code").

3)

Prepare and maintain on behalf of the Trust, books and records of each Fund, as required by Rule 31a-1 under the 1940 Act, and as such rule or any successor rule, may be amended from time to time, that are applicable to the fulfillment of GFS’s Fund Accounting Services, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Trust and GFS.  Without limiting the generality of the foregoing, GFS will prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents:

(a)

Cash receipts journal,

(b)

Cash disbursements journal,

(c)

Dividend record,

(d)

Purchase and sales - portfolio securities journals,

(e)

Subscription and redemption journals,

(f)

Security ledgers,

(g)

Broker ledger,

(h)

General ledger,

(i)

Daily expense accruals,

(j)

Daily income accruals,

(k)

Securities and monies borrowed or loaned and collateral therefore,

(l)

Foreign currency journals, and

(m)

Trial balances.

4)

Make such adjustments over such periods as the Trust’s administrator deems necessary, and communicates to GFS in writing, to reflect over-accruals or under-accruals of estimated expenses or income.

5)

Provide the Trust and, each investment adviser serving as an investment adviser for a Fund with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time.

Appendix I | 1

6)

Provide all raw data available from its mutual fund accounting system for the Fund’s investment adviser or the administrator to assist in preparation of the following:

(a)

Semi-annual financial statements,

(b)

Semi-annual form N-SAR and annual tax returns,

(c)

Financial data necessary to update form N-1A, and

(d)

Annual proxy statement.

7)

Provide facilities to accommodate an annual audit by each Fund’s independent accountants and, upon approval of the Trust, any audits or examinations conducted by the SEC or any other governmental or quasi-governmental entities with jurisdiction.

8)

Transmit to and receive from each Fund's transfer agent appropriate data on a daily basis and daily reconcile Shares outstanding and other data with the transfer agent.

9)

Periodically reconcile all appropriate data with each Fund's custodian.

10)

Perform such other record keeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that GFS did not begin performing any such task except upon sixty (60) days’ written notice and pursuant to mutually acceptable compensation agreements.

Fund Accounting Records.

Maintenance of and Access to Records.  GFS shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and, specifically, Rule 31a-1 thereunder.  The books and records pertaining to the Trust that are in possession of GFS shall be the property of the Trust.  The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during GFS’s normal business hours.  Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by GFS to the Trust or the Trust's authorized representatives.  In the event the Trust designates a successor that assumes any of GFS’s obligations hereunder, GFS shall, at the reasonable expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by GFS under this Agreement.

Inspection of Records by Others.  In case of any requests or demands for the inspection of the records of the Trust maintained by GFS, GFS will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection.  GFS shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that GFS may grant the inspection without instructions if GFS is advised by counsel to GFS that failure to do so will result in liability to GFS.

All out-of-pocket expenses will be billed as set forth on Appendix IV.  GFS may from time to time adopt new procedures, or modify existing procedures, in order to carry out its Fund Accounting Services.  Any modification of the Fund Accounting Services procedures utilized by GFS as set forth in this Appendix I shall be delivered to the Trust in writing.

Appendix I | 2

APPENDIX II

ADMINISTRATIVE SERVICES

With respect to each Fund electing Fund Administrative Services, GFS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s Agreement and Declaration of Trust Bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board.

I.

Medallion Distribution Services

(a)

Prepare quarterly board materials with regard to sales and other distribution-related data reasonably requested by the Board of Trustees.

(b)

Prepare materials for the Board of Trustees supporting the annual renewal of the Distribution Agreement.

(c)

Provide all necessary Blue Sky services utilizing ClearSky or another provider acceptable to the Trust, a third-party provider, on behalf of the Trust, including but not limited to:  tracking all sales per state to registered amounts; filing all required registration materials; and maintaining fund registrations in accordance with state securities laws.  Work with the Trust personnel and ClearSky to ensure that the Portfolios are in full compliance with any applicable state regulatory requirements.

(d)

Perform sales cap testing on an individual Portfolio basis as required by FINRA and related regulatory and compliance reports, if any.

(e)

Keep and maintain all books and records relating to its services in accordance with Rule 31a-1 and Rule 31a-2 under the 1940 Act.

II.

Legal Administrative Services

GFS will provide the following routine legal administration service (“Routine Administrative Services”):

1)

Corporate and Secretarial Services

(a)

Provide the necessary complement of Assistant Secretaries for the Trust.

(b)

Maintain general corporate calendar and track all legal and compliance requirements through annual cycles.

(c)

Prepare board meeting materials (four (4) quarterly board meetings per year), including but not limited to:

•

prepare agenda and background materials for legal approval, including explanatory memorandums and resolutions;

•

Make presentations;

•

Monitor annual approval requirements;

•

Prepare extensive background material for annual review of advisory fees, major corporate structural changes, etc.;

•

Prepare minutes;

Appendix II | 1

•

Follow-up on matters raised at meetings;

•

Keep Trustees apprised of important and relevant industry developments; and

•

Prepare treasury and compliance reports.

(d)

Maintain Agreement and Declaration of Trust and By-Laws of the Trust.

(e)

Draft contracts, assist in negotiation and planning, as appropriate.  For example, negotiate, draft and keep current the following contracts:  (i) investment advisory and sub-advisory contracts; (ii) distribution agreement; (iii) bank agreements; (iv) broker/dealer agreements; (v) transfer agency agreement; (vi) custody agreement; (vii) administration agreement/sub-administration agreement; (viii) 12b-1 plans and related agreements; (ix) shareholder servicing plans and related agreements; (x) IRA custodian agreements; (xi) bi-party repurchase agreements; (xii) tri-party repurchase agreements; (xiii) futures account agreement and procedural safekeeping agreement; (xiv) loan agreements; and (xv) various other routine agreements and amendments.

2)

SEC and Public Disclosure Assistance

(a)

Prepare and file via EDGAR one annual amendment to the Trust’s registration statement, including updating prospectuses and statement of additional information (not including any amendment requiring major prospectus revisions or the addition of new portfolios or classes).

(b)

Review Form N-SAR, Form 24F-2, annual and semi-annual shareholder reports for legal disclosure requirements.

(c)

Monitor fidelity bond and directors’ and officers’ errors and omissions policies and file such fidelity bond with the SEC.

(d)

Provide legal assistance for shareholder communications.

3)

Legal Consulting and Planning

(a)

Provide general legal advice on matters relating to portfolio management, portfolio operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in the fund’s investment policies, operations, or structure.

(b)

Provide general legal advice on reasonable routine banking, fiduciary, corporate and securities law issues.

(c)

Maintain a continuing awareness of significant emerging regulatory and legislative developments which may affect the Portfolios, update the investment adviser on those developments, and provide related planning assistance.

(d)

Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents.

(e)

Provide advice with regard to Portfolio litigation matters, routine Trust examinations and investigations by regulatory agencies.

Appendix II | 2

(f)

Provide advice regarding long-term planning for the Trust including the creation of new portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods.

(g)

Maintain effective communications with Trust counsel and counsel to the “non-interested” Trustees.

(h)

Create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects.

(i)

Monitor activities and billing practices of outside counsel performing services for the Trust or in connection with related Portfolio activities.

4)

Compliance

(a)

Consulting regarding all testing that is done by the agents of the Trust to assist the adviser in complying with Portfolio prospectus guidelines and limitations, 1940 Act requirements, and Internal Revenue Code requirements.

(b)

Jointly create Compliance Manuals and workshops for advisory personnel with the agents of the Trust or investment adviser.

(c)

Consultation and advice for resolution of compliance questions along with Trust counsel, the investment adviser and the fund accountant.

(d)

Be actively involved with the management of SEC and other regulatory examinations.

(e)

Assist portfolio managers with compliance matters including reviewing the Compliance Manual on a regular basis and attending compliance meetings with the portfolio managers.

(f)

Assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents.

(g)

Maintain legal liaison with and provide legal advice and counsel to the Trust regarding its relationships, contractual or otherwise, with the various Trust agents, such as the investment adviser, investment sub-adviser, custodian, transfer agent, and auditors with respect to their activities on behalf of the Trust.

(h)

Provide advice regarding all Portfolio distribution arrangements for compliance with applicable banking and broker/dealer regulations.

(i)

Maintain the Trust’s Code of Ethics and administer, with assistance from the agents of the Trust, compliance by the Trustees, officers and “access persons” under the terms of the Trust’s Code of Ethics and SEC regulations.

*          *          *

GFS is willing to provide any extraordinary legal administration services (“Extraordinary Legal Administrative Services”) to the Trust.  All of the extraordinary legal functions set forth below may be accomplished wholly or partially by GFS depending upon the circumstances (e.g., workflow and timing demands surrounding each request).

Appendix II | 3

Extraordinary Legal Administrative Services to the Trust will be charged at an hourly rate of $150.00.  Extraordinary Legal Administrative Services may, depending upon the circumstances, include the following:

(a)

Shareholder Meetings:

•

Draft Proxies

•

Organize, attend and keep minutes

•

Work with the Transfer Agent on solicitations and vote tabulation

•

Provide legal presence at meetings

(b)

Draft Proxy/Solicitation Documents on Form N-14 (Fund Mergers).

(c)

An annual post-effective amendment that involves major prospectus revisions or the addition of new investment portfolios or classes.

(d)

Board meeting materials for significant corporate restructuring or other major changes as well as more than four (4) board meetings during a twelve-month period.

(e)

More than one Post-Effective Amendment in any twelve-month period.

(f)

Advice regarding conversion of pooled funds and certain other bank-specific advice.

(g)

Monitor and participate in the preparation of no-action requests and application documents for exemptive orders.

III.

Financial Administration Services

1)

Financial Administration/Compliance

(a)

Provide the appropriate complement of Assistant Treasurers to assume certain specified responsibilities (these functions will be based upon the day-to-day work completed by knowledgeable staff assembled by the Trust including the fund accountant).

(b)

Prepare and file, with assistance from the agents of the Trust:  (i) unaudited financial statements and schedules of investments as required for annual and semi-annual reports; (ii) EDGAR online filings related to annual and semi-annual reports; (iii) EDGAR online filings related to Form N-SAR; and (iv) EDGAR on-line filings related to Form 24F-2.

(c)

Calculate with assistance from the agents of the Trust, Portfolio performance and the Trust’s asset allocation models’ performance, and report to outside services as directed by Trust management.

(d)

Prepare, with assistance from the agents of the Trust, mutually agreed upon financial materials for review by the Board of Trustees such as:  distribution summaries, deviations of mark-to-market valuation and amortized cost monitoring for the money market funds.

(e)

Monitor, with assistance from the agents of the Trust, compliance with the following:  each Portfolio’s investment limitations and restrictions (e.g., issuer or industry diversification, etc.) listed in the current Prospectus and Statement of Additional Information; each Portfolio’s requirements under Section 851 of the Internal Revenue Code for qualification as a regulated investment company (e.g., 90% income,

Appendix II | 4

diversification tests); approved issuers’ listings for repurchase agreements, Rule 17a-7 and Rule 12d-3 reporting.

(f)

Perform, with assistance from and based upon trial balances and portfolio holdings supplied by the agents of the Trust, the following additional compliance services; monthly tax qualification testing, including gross income tests, and 25% and 50% asset diversification tests; 1940 Act testing, including diversification, illiquid securities and investments in other investment companies; consultation and advising to remedy compliance issues.

(g)

Provide, with assistance from the agents of the Trust, all necessary tax compliance duties and services, including but not limited to:  90% minimum distribution test; 50% assets test for tax-exempt funds; 50% asset test for foreign tax credit pass through; identification of “private activity” tax exempt; identification of passive foreign investment companies; and identification of foreign currency transactions.

(h)

Calculate, with assistance from the agents of the Trust, Portfolio expense projections, revising accruals as needed.  Review, on a monthly basis expenses based on actual charges annualized and accrued daily, including expenses based on a percentage of the Portfolio’s average daily net assets (advisory and administrative fees).

(i)

Calculate, with assistance from the agents of the Trust, the monthly management and advisory fees for each Portfolio, such calculation to be approved for payment by an officer of the Trust.

(j)

Review and monitor, with assistance from the agents of the Trust, mark-to-market comparisons and Rule 2a-7 requirements for money market funds.

(k)

Provide mutual fund industry fee and performance information, as needed for Board materials and the annual report management discussion and analysis, from its own resources to the extent available or otherwise from resources acceptable to the Trust provided that any charges associated with information provided by third parties shall be paid by the Trust.

(l)

Assist (along with the fund accountant) the Trust’s adviser in valuing securities which are not readily salable.

(m)

Assist with and coordinate, with assistance from the agents of the Trust, communications and data collections with regard to any regulatory examinations or investigations, and yearly audits by independent accountants and be involved with the planning and conducting of audits and examinations.

2)

CDSC Financing Arrangement

(a)

Recording on a Portfolio-by-Portfolio basis of all receivables purchased.

(b)

Calculating and accounting for, on a Portfolio-by-Portfolio basis, all collections related to the purchased receivables, including contingent deferred sales charges and Rule 12b-1 fees.

Appendix II | 5

(c)

Maintenance of required records directly related to the purchased receivables and the ensuing collections, including furnishing upon request any documents as needed by the seller or purchaser.

(d)

Provide a detailed monthly report summarizing receivables activity, including calculations of fees and interest as required by the program documents.

(e)

Perform and monitor compliance testing as required by the program documents, providing additional monthly reports to document compliance requirements.

(f)

Provide control point between the purchaser, seller and service provider(s).

(g)

Report receivable activity to the Board of Trustees.

(h)

Respond to inquiries of the purchaser and seller.

(i)

Participate in the communication among the purchaser, seller, service provider(s), and outside auditors as needed, in connection with the review of purchased receivables activity.

(j)

Document procedures as identified and developed with all interested parties, including auditors, associated with the purchased receivables process.

All out-of-pocket expenses will be billed as set forth on Appendix IV.  GFS may from time to time adopt new procedures, or modify existing procedures, in order to carry out its Administrative Services.  Any modification of the Administrative Services procedures utilized by GFS as set forth in this Appendix II shall be delivered to the Trust in writing.

Appendix II | 6

APPENDIX III

Transfer Agency Services

With respect to each Fund electing Transfer Agency Services, GFS shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s Agreement and Declaration of Trust Bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board.

1)

Provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

(a)

maintaining all Shareholder accounts;

(b)

preparing Shareholder meeting lists;

(c)

mailing proxies, receiving and tabulating proxies;

(d)

mailing Shareholder reports and prospectuses to current Shareholders;

(e)

withholding taxes on U.S. resident and non-resident alien accounts;

(f)

preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders;

(g)

preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; and

(h)

providing account information in response to inquiries from Shareholders.

2)

Receiving for acceptance, orders for the purchase of Shares, and promptly delivering payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board (the “Custodian”); or, in the case of a Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests.

3)

Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account.

4)

Receiving for acceptance, redemption requests and redemption directions and delivering the appropriate documentation therefore to the Custodian or, in the case of Fund operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder record keeper for the master portfolios in which the Fund invests.

5)

As and when the Fund receives monies paid to it by the Custodian with respect to any redemption, paying over or cause to be paid over the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders.

6)

Effecting transfers of Shares upon receipt of appropriate instructions from Shareholders.

7)

Monitoring and making appropriate filings with respect to the escheatment laws of the various states and territories of the United States.

Appendix III | 1

8)

Preparing and transmitting to Shareholders (or crediting the appropriate Shareholder accounts) payments for all distributions and dividends declared by the Trust with respect to Shares of each Fund.

9)

Receiving from Shareholders and/or debiting Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received and provide necessary tracking reports to the Fund’s and/or the Fund’s principal underwriter.

10)

Tracking shareholder accounts by financial intermediary source and otherwise as requested by the Trust and providing periodic reporting to the Trust or its administrator or other agent; record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, issued and outstanding.

11)

Providing a system which will enable the Trust to calculate the total number of Shares of each Fund and Class thereof sold in each State.

Blue Sky Matters.

The Trust or its administrator or other agent shall:

(a)

identify to GFS in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively “States”); and

(b)

monitor the sales activity with respect to Shareholders domiciled or residing in each State.

Issuance of Shares.

GFS, in its capacity as transfer agent, shall make original issues of Shares of each Fund and Class thereof in accordance with the Fund’s Prospectus, only upon receipt of:

(a)

instructions requesting the issuance,

(b)

a certified copy of a resolution of the Board authorizing the issuance,

(c)

necessary funds for the payment of any original issue tax applicable to such Shares, and

(d)

an opinion of the Trust’s legal counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder.  If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Trust shall indemnify GFS for any liability arising from the failure of the Trust to comply with such section or the rules thereunder.

The responsibility of GFS for each Fund’s state registration status is solely limited to the reporting of transactions to the Trust, and GFS shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund, its distributor or other agent.

Appendix III | 2

Transfer of Shares.

Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by GFS.  In registering transfers of Shares, GFS may rely upon the Uniform Commercial Code as in effect in the State of Nebraska or any other statutes that, in the opinion of GFS’s legal counsel, protect GFS and the Trust from liability arising from:

(a)

not requiring complete documentation;

(b)

registering a transfer without an adverse claim inquiry;

(c)

delaying registration for purposes of such inquiry; or

(d)

refusing registration whenever an adverse claim requires such refusal.

As transfer agent, GFS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

Purchase Orders.

Shares shall be issued in accordance with the terms of a Fund’s or Class’ prospectus after GFS or its agent receives either:

(a)

an instruction directing investment in a Fund or Class, a check (other than a third-party check) or a wire or other electronic payment in the amount designated in the instruction and in the case of an initial purchase, a completed account application; or

(b)

the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

Distribution Eligibility.

Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

Determination of Federal Funds.

Shareholder payments shall be considered “Federal Funds” no later than on the day indicated below unless other times are noted in the Prospectus of the applicable Class or Fund:

(a)

for a wire received, at the time of the receipt of the wire;

(b)

for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

(c)

for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as GFS is credited with Federal Funds with respect to that check.

Lost Shareholders.

GFS shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the Securities Exchange Act of 1934 (the “Lost Shareholder Rules”), including, but not limited to, those set forth below.  GFS may, in its sole discretion, use the services of a third party to perform some of or all such services:

(a)

documentation of search policies and procedures;

(b)

execution of required searches;

Appendix III | 3

(c)

tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

(d)

preparation and submission of data required under the Lost Shareholder Rules.

DDA Accounts.

GFS may in its sole discretion, establish DDA accounts in order to better facilitate control over the subscription and redemption process.  The sole responsibility for the placement of such assets shall be that of GFS.

Cooperation with Accountants.

GFS shall cooperate with each Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

Lost, Stolen or Mutilated Certificates.

GFS shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss of alleged misappropriation.  GFS shall issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by GFS or indemnification satisfactory to GFS and protecting GFS and the Trust and, at the option of GFS, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification.

Withdrawal of Shares and Cancellation of Certificates.

Upon receipt of written instructions from the Trust, GFS shall cancel outstanding certificates surrendered by the Trust to reduce the total amount of outstanding Shares by the number of Shares surrendered by the Trust.

Responsibility for Compliance with Law.

Except with respect to GFS’s duties as set forth in this Section and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Trust.  All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

Anti-Money Laundering (“AML”) Delegation.

The Trust hereby delegates to GFS certain AML duties under this Agreement, as permitted by law and in accordance with the Trust’s Anti-Money Laundering Policies and Procedures as may be amended from time to time.  Such duties delegated to GFS include procedures reasonably designed to prevent and detect money laundering activities and to ensure that each Fund can have a reasonable belief that it knows the identity of each person or entity opening an account with the Fund.  GFS’s procedures will include, as appropriate, procedures to assist the Fund(s) to:

•

detect and report suspicious activities;

•

comply with “know your customer” requirements;

Appendix III | 4

•

monitor high-risk accounts; and

•

maintain required records.

GFS shall provide for proper supervision and training of its personnel.  With respect to assisting the Trust with its Customer Identification Program (“CIP”) designed to ensure the identity of any person opening a new account with a Fund (a “Customer”), GFS will assist the Fund(s) through the use of the following:

•

risk-based procedures to verify the identity of each Customer to the extent reasonable and practicable, such that the Fund may have a reasonable belief that it knows the true identity of each Customer;

•

before opening an account, obtain a Customer’s name, date of birth (for an individual), address, and identification number1;

•

procedures to verify the identity of a Customer within a reasonable time after the account is opened;

•

procedures for maintenance of records relating to Customer identification and supporting the verification; and

•

procedures to determine whether the Customer’s name appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of the Treasury in consultation with the federal functional regulators, within a reasonable period of time after the account is opened.

For purposes of verifying the identity of a Customer, GFS may rely on documents, so long as, based on that information, GFS can form a reasonable belief that it knows the identity of the Customer, including:

•

an individual’s unexpired government-issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, (such as a driver’s license or passport); or

•

documents showing the existence of an entity, such as articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument.

To the extent that the Customer’s identity cannot be verified by relying on documents, other methods may be used by GFS, including, (i) contacting a Customer; (ii) independently verifying the Customer’s identity through the comparison of information provided by the Customer with information obtained from a consumer reporting agency, public database, or other source; (iii) checking references with other financial institutions; and (iv) obtaining a financial statement.

In the event that GFS is not able to verify the identity of a Customer sufficiently that it can form a reasonable belief that it knows the true identity of a Customer, then GFS may, as appropriate:

•

not open an account for the Customer;

•

apply limited terms under which a Customer may use an account until the Customer’s identity is verified;

•

close an account, after attempts to verify a Customer’s identity have failed; or

__________________

1 An identification number may be a taxpayer identification number, passport number and country of issuance, alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

Appendix III | 5

•

assist the Fund in filing a Suspicious Activity Report in accordance with applicable law and regulation, regarding the Customer.

Each Fund represents and agrees that it will provide Customers with adequate notice that the Fund is requesting information to verify their identities.  The notice will be included in the application or the prospectus, or a document accompanying the application or prospectus provided it is reasonably designed to ensure that the customer views or otherwise receives the notice before opening the account.

In consideration of the performance of the duties by GFS pursuant to this Section, the Trust agrees to pay GFS for the reasonable out-of-pocket expenses that may be associated with such additional duties.

Anti-Identity Theft Delegation.

To the extent that a Fund has covered accounts that allow redemption proceeds to go to third parties, GFS will assume Anti-Identity Theft monitoring duties for the Fund under this Agreement, pursuant to legal requirements.  Any out-of-pocket expenses occurred in this regard are due and payable by the Fund.

Rule 22c-2 Compliance.

Rule 22c-2 under the 1940 Act requires that a fund’s principal underwriter or transfer agent enter into a shareholder information agreement with any financial intermediary or its agent which, through itself or its agent, purchases or redeems Shares directly from a fund, its principal underwriter or transfer agent, or through a registered clearing agency.  Each Fund shall ensure that its principal underwriter enters into such agreements, which permits GFS as transfer agent to request information from such financial intermediaries to insure that the Trust’s procedures are being followed with respect to market timing and, where applicable, early redemption fees.  The Trust’s procedures in this regard would trigger the information requests, under certain conditions, with respect to said financial intermediaries’ omnibus accounts in the respective Fund.

Processing through the National Securities Clearing Corporation (the “NSCC”).

GFS will:  (i) process accounts through Networking and the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by GFS by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by GFS; (ii) issue instructions to each Fund’s Custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Trust’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain shareholder accounts through Networking.

Transfer Agency Records.

GFS shall maintain the following shareholder account information:

•

name, address and United States Tax Identification or Social Security number;

•

number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

•

historical information regarding the account of each shareholder, including dividends and

Appendix III | 6

distributions paid and the date and price for all transactions on a shareholder’s account;

•

any stop or restraining order placed against a shareholder’s account;

•

any correspondence relating to the current maintenance of a shareholder’s account;

•

information with respect to withholdings; and

•

any information required in order for GFS to perform any calculations by this Agreement.

Inspection of Records by Others.  In case of any requests or demands for the inspection of the shareholder records of the Fund, GFS will endeavor to notify the Fund and secure instructions from an authorized officer of the Fund as to such inspection.  GFS reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the shareholder records to such person, and shall promptly notify the Fund of any request to inspect or copy the shareholder records of the Fund or the receipt of any other request to inspect, copy or produce the records of the Fund.

All out-of-pocket expenses will be billed as set forth on Appendix IV.  GFS may from time to time adopt new procedures, or modify existing procedures, in order to carry out its Transfer Agency Services.  Any modification of the Transfer Agency Services procedures utilized by GFS as set forth in this Appendix III shall be delivered to the Trust in writing.

Appendix III | 7

APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement between The Saratoga Advantage Trust and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name	Board Approval Date
Energy & Basic Materials Portfolio	April 11, 2014
Financial Services Portfolio	April 11, 2014
Health & Biotechnology Portfolio	April 11, 2014
International Equity Portfolio	April 11, 2014
Investment Quality Bond Portfolio	April 11, 2014
Large Capitalization Growth Portfolio	April 11, 2014
Large Capitalization Value Portfolio	April 11, 2014
Mid Capitalization Portfolio	April 11, 2014
Municipal Bond Portfolio	April 11, 2014
Small Capitalization Portfolio	April 11, 2014
Technology & Communications Portfolio	April 11, 2014
U.S. Government Money Market Portfolio	April 11, 2014
James Alpha Global Enhanced Real Return Portfolio	April 11, 2014
James Alpha Global Real Estate Investments Portfolio	April 11, 2014
James Alpha Multi Strategy Alternative Income Portfolio	April 11, 2014

SELECTED SERVICES and FEES

The Fund(s) shall pay to GFS the following fees (all basis point fees will be calculated based upon the average net assets of the Fund for the previous month):

GFS will charge The Saratoga Advantage Trust (“SAT”) a universal fee (excluding out-of-pocket expenses that will be charged at their current rates) to perform all of the services in this Agreement as follows:

Appendix IV | 1

Average Monthly SAT Net Assets

Tranche 1:

$0

to

$450 million

Tranche 2:

$450 million+

to

$650 million

Tranche 3:

$650 million+

to

$1 billion

Tranche 4:

$1 billion+

to

$1.35 billion

Tranche 5:

$1.35 billion+

to

$1.7 billion

Tranche 6:

$1.7 billion+

to

$2.05 billion

Tranche 7:

$2.05 billion+

to

$2.5 billion

Tranche 8:

$2.5 billion+

Annual Universal Fee for GFS

25 basis points

19 basis points to dollar one

14 basis points to dollar one

11 basis points to dollar one

9.5 basis points to dollar one

8 basis points to dollar one

7 basis points to dollar one

6 basis points to dollar one

When the Average Monthly SAT Net Assets go over a Tranche level, then the Annual Universal Fee that will be charged will be the greater of the basis point charge for that Tranche or the maximum fee charged in the immediate prior Tranche.

The minimum Annual Universal Fee for the SAT will equal $700,000 for the first 12 Funds in the SAT and it will be increased by $35,000 per year (pro-rated) for each additional Fund above 12 added to the SAT.

Signature page follows

Appendix IV | 2

The parties hereto agree to the Services and associated fees as set forth above, effective as of the 1st day of May, 2014.

THE SARATOGA ADVANTAGE TRUST By: /s/ Bruce E. Ventimiglia Bruce E. Ventimiglia Chairman, President, and Chief Executive Officer	GEMINI FUND SERVICES, LLC By: /s/ Kevin Wolf Kevin Wolf President

Appendix IV | 3